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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of PolyOne Corporation of our report dated January 30, 2001, included in the 2000 Annual Report to the Shareholders of PolyOne Corporation.

Our audits also included the financial statement schedule of PolyOne Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements and related Prospectuses, appearing on Exhibit 1, of our report dated January 30, 2001, with respect to the consolidated financial statements of PolyOne Corporation incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000, and of our report included in the preceding paragraph with respect to the financial statement schedule of PolyOne Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

                                                  /s/ Ernst & Young LLP

Cleveland, Ohio
March 23, 2001


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                                                 Consent of Independent Auditors
                                                                       Exhibit 1




Form S-3 No. 33-29624 pertaining to the M.A. Hanna Company Dividend Reinvestment and Stock Purchase Plan.

Form S-3 No. 33-66128 pertaining to various employee compensation and benefit plans of M.A. Hanna Company.

Form S-8 No. 2-70755 pertaining of the M.A. Hanna Company 1979 Executive Incentive Compensation Plan.

Form S-8 No. 33-29622 pertaining to the M.A. Hanna Company 1988 Long-Term Incentive Plan.

Form S-8 No. 33-35654 pertaining to the M.A. Hanna Company Restated 1979 Executive Compensation Plan and 1988 Long-Term Incentive Plan.

Form S-8 No. 33-38938 pertaining to the M.A. Hanna Company Capital Accumulation Plan.

Form S-8 No. 33-41461 pertaining to the M.A. Hanna Company Capital Accumulation and Savings Plan for Salaried Employees of Day International Corporation.

Form S-8 No. 33-45420 pertaining to the M.A. Hanna Company Pay for Performance Plans.

Form S-8 No. 33-51517 pertaining to Wilson Color Profit Sharing Plan.

Form S-8 No. 33-51519 pertaining to Texapol Corporation Employees' 401(k) Savings Plan.

Form S-8 No. 33-51555 pertaining to PMS Profit Sharing and Retirement Savings Plan.

Form S-8 No. 33-51513 pertaining to Fiberchem, Inc. 401(k) Plan.

Form S-8 No. 33-51497 pertaining to DH Compounding Company Savings and Retirement Plan.

Form S-8 No. 33-51499 pertaining to Dayton Plastics Profit Sharing Plan.

Form S-8 No. 33-51491 pertaining to Burton Rubber Processing, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51507 pertaining to Bruck Plastics Company Profit Sharing Plan.



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Form S-8 No. 33-51503 pertaining to Allied Color Industries, Inc. Savings and
Retirement Plan for Associates of the Vonore, TN, Kansas City, MO, San Francisco, CA and Vancouver, WA Operations, formerly the Avecor, Inc. Savings and Retirement Plan.

Form S-8 No. 33-51501 pertaining to Allied Color Industries, Inc. Profit Sharing Plan for Associates of the Broadview Heights, OH, Greenville, SC, and Phoenix. AZ Operations, formerly the Allied Color Industries, Inc. Profit Sharing Plan.

Form S-8 No. 33-53093 pertaining to the M.A. Hanna Company Directors' Deferred Fee Plan.

Form S-8 No. 33-57021 pertaining to 401(k) Savings and Retirement Plan for Polymer Associates.

Form S-3 No. 33-80522 pertaining to The Geon Company.

Form S-8 No. 33-92398 pertaining to The Geon Retirement Savings Plan.

Form S-8 No. 33-80262 pertaining to The Geon Company Deferred Compensation Plan for Non-Employee Directors.

Form S-8 No. 33-62112 pertaining to The Geon Company Incentive Stock Plan.

Form S-8 No. 33-65520 pertaining to The Geon Company Retirement Plus Savings
Plan.

Form S-8 No. 33-65518 pertaining to The Geon Company Retirement Plus Savings Plan for Wage Employees.

Form S-8 No. 333-81027 pertaining to The Geon Company 1998 Interim Stock
Plan.

Form S-8 No. 333-81025 pertaining to The Geon Company 1999 Incentive Stock Plan.

Form S-8 No. 333-47796 pertaining to the Post Effective Amendment No. 1 on Form S-4.

Form S-8 No. 333-48002 pertaining to the PolyOne Corporation 2000 Stock Incentive Plan.